As filed with the Securities and Exchange Commission on July 31, 2015.	Registration No._______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CODE GREEN APPAREL CORP.
(Name of small business issuer in its charter)

NEVADA	5699	80-0250289
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4739 S. Durfee Ave., Pico Rivera, CA. 90660
(Address and telephone number of principal executive offices and place of business)

George J. Powell, III, 4739 S. Durfee Ave., Pico Rivera, CA. 90660 tel (214) 497-9433
 (Name, address and telephone number of agent for service)

Copies of communication to:
Aaron D. McGeary, The McGeary Law Firm, P.C.
1600 Airport Fwy., Suite 300 Bedford, Texas 76022
Telephone (817)-282-5885 Fax (817)-282-5886

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum offering Price per share (2)	Proposed Maximum Aggregate offering Price	Amount of Registration Fee
Common Stock	72,858,608	$0.037	$2,695,768.50	$313.25
Total	72,858,608	$0.037	$2,695,768.50	$313.25

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average high and low price for the registrant’s common stock reported by the OTCQB of the OTC Markets Group Inc. on July 27, 2015.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 31, 2015

 CODE GREEN APPAREL CORP.
72,858,608 Shares of Common Stock

Certain existing shareholders are offering for sale 72,858,608 shares of common stock. There are no underwriters.

By means of this prospectus a number of our shareholders are offering to sell up to 72,858,608 shares of our common stock.

Our common stock is traded on the OTC Markets Group, Inc. under the symbol “JABA”. On July 27, 2015, the closing price of our common stock was $0.037.

The Company is not a shell company as defined in Rule 405 under the Securities Act (17 CFR 230.405) and Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

There are no underwriters, discounts or commissions. All proceeds will be distributed to the existing selling shareholders. This prospectus will not be used before the effective date of the registration statement. Information in this prospectus will be amended or completed as needed. This registration statement has been filed with the securities exchange commission. These securities will not be sold until the registration statement becomes effective.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See "Description of Business: Government Regulations " contained herein and “Risk Factors” below.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE UNDERSTAND “RISK FACTORS” STARTING ON PAGE 6 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders or management have plans to enter a change of control or change of management.

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PART I

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision. Unless the context indicates or suggests otherwise, the terms “Company”, “we,” “our” and “us” means Code Green Apparel Corp.

Principal Offices

Our corporate headquarters is located at 4739 S. Durfee Ave., Pico Rivera, California 90660.

Our Business

Code Green Apparel (“Code Green” or the “Company”) was incorporated in Nevada on December 11, 2007 under the name Fluid Solutions, Inc. On May 6, 2009, Fluid Solutions, Inc. acquired all of the outstanding capital stock of GS Wyoming in exchange for 100,669,998 shares of its common stock pursuant to an Exchange Agreement dated May 6, 2009 with that corporation and its shareholders. On May 18, 2009, Fluid Solutions, Inc. changed its name to “Gold Standard Mining Corp.” and effected a 3.3-to-1 forward stock split.  On July 17, 2012, Gold Standard Mining Corp. changed its name to J.D. Hutt Corporation. On May 15, 2015, the Company changed its name to Code Green Apparel Corp.

The Company is engaged in the business of manufacturing, selling, marketing and outfitting companies of all sizes and industries with eco-friendly apparel made from recycled textiles. The corporate apparel market encompasses a wide variety of apparel products and accessories ranging from customized uniforms to caps, t-shirts and aprons. We believe that many of these companies are actively seeking ways to incorporate being more environmentally friendly into their company and would entertain mandating that all uniforms be manufactured from recycled fabrics. As all of our products are eco-friendly, our strategy is to emphasize the sustainability features while at the same time providing our products at market competitive rates.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

The Offering

Common stock offered by selling security holders

Common stock outstanding before the offering

Common stock outstanding after the offering

Terms of the Offering

Termination of the Offering

Trading Market

Use of proceeds

Need for Additional Financing:

Risk Factors

72,858,608 shares of common stock. This number represents 22 (%) percent of our current outstanding common stock as of July 27, 2015.

327,682,980 common shares as of July 27, 2015.

327,682,980 shares.

The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.  The selling stockholders will sell at prevailing market prices through the OTCQB marketplace, or such other markets as may be offered by the OTC Markets Group or other national exchange that we may apply to following the effective date of the registration statement of which this prospectus is a part, or at privately negotiated prices in transactions that are not in the public market.

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations and without the requirement for the Company to be in compliance with the current public information requirement pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Our common stock is quoted on the OTCQB under the market symbol “JABA”.

We are not selling any shares of the common stock covered by this prospectus.

We believe that we may need to raise additional capital in the future.

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” on page 5 and the other information contained in this prospectus before making an investment decision regarding our common stock

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our unaudited financial statements as of June 30, 2015.

Balance Sheet Data

	JUNE 30, 2015 (UNAUDITED)	DECEMBER 31, 2014
ASSETS

Cash	$116,543	$10,009
Inventory	190,358	-
Fixed assets, net	1,799	2,024

TOTAL ASSETS	$308,700	$12,033

LIABILITIES

Accounts payable	$146,473	$138,473
Accrued interest	58,602	33,777
Convertible debts payable	500,000	673,500
Derivative liability	1,114,300	200,337

TOTAL LIABILITIES	1,819,375	1,046,087

STOCKHOLDERS’ DEFICIT

Preferred A stock, par value $0.001 per share, Authorized – 1,000 shares, Issued and outstanding – 1,000 and -0- shares, respectively	1	-
Common stock, par value $0.001 per share, Authorized – 500,000,000 shares, Issued and outstanding – 327,772,980 and 252,952,540 shares, respectively	327,773	252,953
Additional paid-in capital	9,466,704	8,56,025
Accumulated deficit	(11,305,153)	(9,851,032)

TOTAL STOCKHOLDERS’ DEFICIT	(1,510,675)	(1,034,054)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$308,700	$12,033

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that the occurrence of any of the events described in the “Risk Factors” section and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business

WE ARE A DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY, AND AN INVESTMENT IN US IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Company is a developmental stage company with limited operating history. The Company is currently operating at a loss, and there is no assurance that the business development plans and strategies of the Company will ever be successful, or that the Company will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may rely solely on the cash we raise from investments.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS AND WE ARE CURRENTLY OPERATING AT A LOSS, WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have received a “Going Concern” opinion from our auditors. As reflected in the accompanying financial statements, the Company is in the development stage having just begun operations and with no revenue earned since inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The Company has limited cash on hand. The Company will require additional funding in order to finance the full development of its business plan. If the Company is unable to raise the funds necessary, the Issuer may have to delay the implementation of its business plan. The Company does not have any alternate arrangements for financing and can provide no assurance that it will be able to obtain the required financing when needed.

IT IS LIKELY THAT WE WILL NEED TO SEEK ADDITIONAL FINANCING THROUGH SUBSEQUENT FUTURE PRIVATE OFFERING OF OUR SECURITIES.

Because the Company does not currently have any financing arrangements, and may not be able to secure favorable terms for future financing, the Company may need to raise capital through the sale of its common stock. The sale of additional equity securities will result in dilution to our stockholders.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

The Company has a limited operating history upon which to base an evaluation of its business and prospects. The Company’s business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in competitive and unpredictable industries like the apparel and uniform industry. As a result of the Company’s limited operating history, it is difficult to accurately forecast net profits and management has limited historical financial data upon which to base planned operating expenses.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of equity investors to recover all or any portion of their investment will depend on the amount of funds realized and the claims to be satisfied therefrom.

IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OUR ACTIVITIES ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to bear unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend or cease our activities entirely which could result in a total loss of your investment.

WE DEPEND ON KEY PERSONNEL TO MANAGE OUR BUSINESS EFFECTIVELY AND THEY MAY BE DIFFICULT TO REPLACE.

The Company’s performance substantially depends on the efforts and abilities of its management team and key employees. Furthermore, much of the Company’s success is based on the expertise, experience and know-how of its key personnel regarding the sourcing of sustainable textiles and the overall apparel industry. The loss of key employees could have a negative effect on the Issuer’s business, revenues, results of operations and financial condition.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE ITS DEVELOPMENT.

Because we are almost entirely dependent on the efforts of our sole officer and director, George Powell, his departure or the loss of other key personnel in the future, could have a material adverse effect on our business. We do not maintain key man life insurance on Mr. Powell.  On April 26, 2014 we signed an employment agreement with Mr. Powell.  The agreement continues in effect until either party provides the other of written notice of their intent to terminate the arrangement.  As such, Mr. Powell may terminate his employment with us at any time for any reason.

WE FACE CORPORATE GOVERNANCE RISKS AND NEGATIVE PERCEPTIONS OF INVESTORS ASSOCIATED WITH THE FACT THAT WE CURRENTLY HAVE ONLY ONE OFFICER AND DIRECTOR.

George Powell is our sole officer and director.  As such, he has significant control over our business direction.  Additionally, as he is our only director, there are no other members of the Board of Directors available to second and/or approve related party transactions involving Mr. Powell, including the compensation Mr. Powell may be paid and the employment agreements we may enter into with Mr. Powell.  Additionally, there is no segregation of duties between officers because Mr. Powell is our sole officer, and as such, he is solely responsible for the oversight of our accounting functions.  Therefore, investors may perceive that because no other directors are approving related party transactions involving Mr. Powell and no other officers are approving our financial statements that such transactions are not fair to the Company and/or that such financial statements may contain errors.  The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple officers and directors due to the investing public’s perception of limitations facing our Company due to the fact that we only have one officer and director.

THE RECENTLY ENACTED JOBS ACT WILL ALLOW US TO POSTPONE THE DATE BY WHICH WE MUST COMPLY WITH CERTAIN LAWS AND REGULATIONS AND TO REDUCE THE AMOUNT OF INFORMATION PROVIDED IN REPORTS FILED WITH THE SEC. WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are and we will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

THE COMPANY'S ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

Pursuant to the JOBS Act, as an “emerging growth company”, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an “emerging growth company”, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

THE RECENTLY ENACTED JOBS ACT WILL ALSO ALLOW THE COMPANY TO POSTPONE THE DATE BY WHICH IT MUST COMPLY WITH CERTAIN LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND TO REDUCE THE AMOUNT OF INFORMATION PROVIDED IN REPORTS FILED WITH THE SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

•
be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•
be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks Relating To Our Industry

WE ARE SUBJECT TO INTENSE AND SIGNIFICANT COMPETITION WITHIN OUR INDUSTRY, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We are subject to significant competition that could harm our ability to win business and increase price pressure on our products. The uniform sales industry is highly competitive. The principal methods of competition in the industry are quality of service and price. We face strong competition from a wide variety of firms, including large, firms. Leading competitors include Aramark Corporation, Cintas Corporation and G&K Services, Inc. The remainder of the market is divided among hundreds of smaller businesses, many of which serve one or a limited number of markets or geographic service areas. We compete with businesses that focus on selling uniforms and other related items. Most of these businesses possess substantially greater financial and other resources than we do. Additionally, our larger competitors are able to devote greater resources to manufacturing and selling their products. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition and larger customer bases. As a result, these competitors may be able to adapt more quickly changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive. We may also face increased competition due to the entry of new competitors. This competition would likely have an adverse effect on our results of operations and force us to curtail or abandon our current business plan.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY NATIONAL, REGIONAL OR INDUSTRY SPECIFIC ECONOMIC SLOWDOWNS.

National, regional or industry specific economic slowdowns, as well as events or conditions in a particular area, such as adverse weather and other factors, may adversely affect our operating results. In addition, increases in interest rates that may lead to a decline in economic activity, while simultaneously resulting in higher interest expense to us under our credit facility, may adversely affect our operating results.

ECONOMIC AND BUSINESS CONDITIONS AFFECTING OUR CUSTOMER BASE COULD NEGATIVELY IMPACT OUR SALES AND OPERATING RESULTS.

We may supply uniform services to many industries that are subject to one or more of shifting employment levels, changes in worker productivity, uncertainty regarding the impacts of rehiring and a shift to offshore manufacturing. Economic hardship among a customer base could cause customers to reduce work forces, restrict expenditures or even cease to conduct business, all of which could reduce the number of employees utilizing our uniform services, which would negatively affect our sales and results of operations.

Risks Related To This Offering

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Once our S-1 Registration Statement becomes effective, in order for us to remain in compliance with our on-going reporting requirements, we will require additional capital and/or future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to further capitalize the company or generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. There will be ongoing costs and expenses for SEC reporting, including the general booking and accounting costs for the preparation of the financial quarterlies (10Qs) and annual filings (10Ks), and auditor’s fees. Further, there will be processing costs in preparing and converting documents and disclosures through the EDGAR filing system, including certain cost for the new language XBRL that will be required as part of the EDGAR filing.  As such, there will be cost relating to the filing of all and any reporting of material changes in the company through the 8-K’s, S-8 registrations, disclosure Forms 3, 4 and 5, and any other SEC filing requirement in the corporate governance of a reporting issuer to the SEC.  We estimate that these costs could result up to $75,000 per year initial ongoing costs that would need to be included in the financing of the company.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK OR DERIVATIVE SECURITIES THAT WILL DILUTE THE PERCENTAGE OWNERSHIP INTEREST OF OUR EXISTING SHAREHOLDERS AND MAY DILUTE THE BOOK VALUE PER SHARE OF OUR COMMON STOCK AND ADVERSELY AFFECT THE TERMS ON WHICH THE COMPANY MAY OBTAIN ADDITIONAL CAPITAL.

Our authorized capital consists of 1,000,000,000 shares of common stock par value $0.001 per share and 10,000,000 shares of preferred stock $0.001 par value per share. The Board of Directors has the authority, without action by or vote of our shareholders, to issue all or part of the authorized shares of common stock for any corporate purpose, including for the conversion or retirement of debt. We are likely to seek additional equity capital in the future as we develop our business and expand our operations. Any issuance of additional shares of common stock or derivative securities, such as convertible promissory notes, will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Additionally, the exercise or conversion of derivative securities could adversely affect the terms on which the Company can obtain additional capital. Holders of derivative securities are most likely to voluntarily exercise or convert their derivative securities when the exercise or conversion price is less than the market price for the underlying common stock. Holders of derivative securities will have the opportunity to profit from any rise in the market value of our common stock or any increase in our net worth without assuming the risks of ownership of the underlying shares of our common stock. It is possible that, due to additional share issuances, you could lose a substantial amount, or all, of your investment.

Our Board of Directors may attempt to use non-cash consideration to satisfy obligations, which would likely consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Some investors favor companies that pay dividends, particularly in general downturns in the stock market. We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth, and we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, your return on this investment likely depends on selling our stock at a profit.

SHARES OF OUR COMMON STOCK ARE "PENNY STOCKS”.

At all times when the current market price per share of our common stock is less than $5.00, our shares of common stock will be considered "penny stocks" as defined in the Securities Exchange Act of 1934, as amended. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of our common stock being issued under this prospectus. In addition, the penny stock rules adopted by the Securities and Exchange Commission under the Exchange Act would subject the sale of shares of our common stock to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing penny stocks is someone other than an accredited investor, as defined in the Securities Act, or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC's rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring penny stocks, and, as a result, investors in our common stock may have their ability to sell their shares impaired.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in penny stock, the customer (i) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities. Stockholders should be aware that, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

RESTRICTIONS ON THE USE OF RULE 144 BY FORMER SHELL COMPANIES MAY AFFECT SHAREHOLDERS ABILITY TO SELL THEIR SHARES PUBLICLY.

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were shell companies. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition if certain conditions are met. As a result, it is likely if we do not meet those conditions then, resale will not be available pursuant to Rule 144.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DILUTION

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

SELLING SECURITY HOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders, the number of shares of common stock which may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares beneficially owned by such selling shareholders after the offering, and the percentage ownership after the offering. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. However the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered, neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus.

Name Of Selling Stockholder (1)	Number Of Shares Beneficially Owned Prior To Offering	Percentage Of Outstanding Shares Owned Prior To Offering	Number Of Shares Offered Pursuant To This Prospectus	Number Of Shares Beneficially Owned After The Offering (2)	Percentage of Outstanding Shares To Be Owned After The Offering(2)
Amanda Slayman	1,000,000	*	500,000	500,000	*
Bonita Merriam (3)	1,000,000	*	500,000	500,000	*
SJC Capital, LLC (4)	500,000	*	250,000	250,000	*
Bill Dowling	500,000	*	250,000	250,000	*
Bill Myers	1,000,000	*	500,000	500,000	*
Chin Cheong Wai	500,000	*	250,000	250,000	*
Chris Margaritas	400,000	*	200,000	200,000	*
Crossline Community Church (5)	1,000,000	*	500,000	500,000	*
Capistrano Valley Christian Schools, Inc. (5)	1,000,000	*	500,000	500,000	*
Danny Myers	500,000	*	500,000	-	-
Darren Novak	250,000	*	250,000	-	-
Demetrios Tataridas	1,666,666	*	833,333	833,333	*
Dennis Hennesey	500,000	*	250,000	250,000	*
Butera Family 1989 Trust (6)	500,000	*	250,000	250,000	*
Eric H. Scheffey	50,000,000	15.26%	40,000,000	10,000,000	3.05%
Eric Rose	1,562,500	*	781,250	781,250	*
George J Powell, III	79,115,016	24.14%	10,000,000	69,115,016	21.09%
George J. Powell, IV (7)	500,000	*	500,000	-	-
Gregory Judah	500,000	*	250,000	250,000	*
James Heydorff	250,000	*	250,000	-	*
Jim Lang	500,000	*	250,000	250,000	*

Jim Wand	1,000,000	*	1,000,000	-	-
Kelly Powell (7)	500,000	*	500,000	-	-
Kennedy Myers (7)	500,000	*	500,000	-	-
Luke Powell (8)	500,000	*	500,000	-	-
Kazarian Living Trust u/d/t 9/25/1990 (9)	2,000,000	*	1,000,000	1,000,000	*
Mary Travis	500,000	*	250,000	250,000	*
Mike Gevertz	250,000	*	250,000	-	-
Mike Warren	500,000	*	250,000	250,000	*
Nick Carbone	500,000	*	250,000	250,000	*
Nicolette Powell (7)	500,000	*	500,000	-	-
Niko Kabylafkas	3,806,168	1.16%	1,332,159	2,474,009	1.16%
Patrick A Langlais	291,666	*	291,666	-	-
Pete Contos	3,604,752	1.10%	1,802,376	1,802,376	1.10%
Randa Havorka	500,000	*	500,000	-	-
Randy Schriewer	500,000	*	250,000	250,000	*
Randy Travis	500,000	*	250,000	250,000	*
Sam Hitman	2,083,333	*	1,041,667	1,041,667	*
Scott Wellman	500,000	*	250,000	250,000	*
Steve Kabylafkas	2,806,166	*	982,158	1,824,008	*
Terri Miller	500,000	*	500,000	-	-
Themistocles Papadimitropoulos	4,610,000	1.41%	1,844,000	2,766,000	1.41%
Tiffany Powell (7)	500,000	*	500,000	-	-
Warm Whispers Ministries, Inc.(5)	1,500,000	*	500,000	1,000,000	*
Chen Young	500,000	*	250,000	250,000	*

(1)	The selling stockholders may be deemed to be “underwriters” in connection with any sales covered by this prospectus.
(2)	If all shares offered for sale are sold by the selling shareholder.
(3)	Bonita Merriam is the mother in law to Mr. Powell, our CEO.
(4)	Bill Cvengros is the acting President of the SJC Capital LLC
(5)	Non-profit organization qualified under Internal Revenue Section 501(c)(3).
(6)	Ed Butera is the Trustee for the Butera Family 1989 Trust
(7)	Adult son or daughter of Mr. Powell, our CEO.
(8)	Luke Powell is a minor son of Mr. Powell, our CEO.
(9)	Marc E. Kazarian is the Trustee for the Kazarian Living Trust u/d/t 9/25/1990
* less than 1%.
PLAN OF DISTRIBUTION

Following this registration statement becoming effective, the selling stockholders may from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our shares of common stock offered hereby by the selling stockholders may be sold from time to time by such stockholders, or by pledges, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will be deemed “selling stockholders” for the purposes of this prospectus. Our shares of common stock may be sold:

•	on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or
•	in privately negotiated transactions.

The shares may also be sold in compliance with Rule 144 of the Securities Act, after the end of the applicable holding periods, as then in effect, so long as Rule 144(i) is satisfied.
The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as principals. The selling stockholders and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders must comply with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1.	engage in any stabilization activities in connection with the shares;
2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.
bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

DESCRIPTION OF SECURITIES

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorize us to issue (a) 1,000,000,000 shares of Common Stock, par value $0.001 per share, of which, 327,682,980 shares are issued and outstanding as of the date of this prospectus, and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share, 1,000 of which are issued or outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of Preferred Stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.

On May 20, 2015, the Company filed a Certificate of Designation that authorized the issuance of up to one thousand (1,000) shares of a new series designated “Series A Preferred Stock,” and established the rights, preferences and limitations thereof.  The Holders of the Series A Preferred Stock will have the voting rights as described in this Section 4 or as required by law.   For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the Holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Corporation and upon any action taken by stockholders of the Corporation with or without a meeting) equal to fifty-one percent (51%) of the total vote.

There are no rights to dividends, liquidation preferences or conversion rights associated with the Series A Preferred Stock.

Dividends

We have not declared dividends since our inception. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

We are governed by the Nevada Revised statutes (referred to as the “NRS”). Our articles of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder’s shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover or otherwise.

Nevada Anti-Takeover Statute

We have elected not to be governed by Section 78.378 to 78.3793 of the NRS or Section 78.411 to 78.444 of the NRS which impose additional requirements regarding acquisitions of a controlling interest, mergers and other business combinations.

Limitations of Liability and Indemnification

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and other agents, to the fullest extent permitted by the NRS, which prohibits our articles of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.

If Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Nevada law, as so amended. Our articles of incorporation will not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Nevada law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our articles of incorporation and bylaws, we may enter into indemnification agreements with our current director and executive officer. These agreements may provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines, and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We may also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Trading of our common stock is traded on the OTC Markets Group, Inc. market under the symbol “JABA”

Transfer Agent and Registrar

The name and address of the Company’s Transfer Agent:

American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, UT 84111
(801)-363-9065

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The McGeary Law Firm, P.C. located at 1600 Airport Fwy., Suite 300, Bedford, Texas 76022 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements of Code Green Apparel Corp., a Nevada corporation, included in this Prospectus and elsewhere in the registration statement have been audited by K. Brice Toussaint, C.P.A. who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO CODE GREEN APPAREL CORP.

DESCRIPTION OF BUSINESS

The Company was incorporated in Nevada on December 11, 2007 under the name Fluid Solutions, Inc. On May 6, 2009, Fluid Solutions, Inc. acquired all of the outstanding capital stock of GS Wyoming in exchange for 100,669,998 shares of its common stock pursuant to an Exchange Agreement dated May 6, 2009 with that corporation and its shareholders. On May 18, 2009, Fluid Solutions, Inc. changed its name to “Gold Standard Mining Corp.” and effected a 3.3-to-1 forward stock split.  On July 17, 2012, Gold Standard Mining Corp. changed its name to J.D. Hutt Corporation. On May 15, 2015, the Company changed its name to Code Green Apparel Corp.

The Company is engaged in the business of manufacturing, selling, marketing and outfitting companies of all sizes and industries with eco-friendly apparel made from recycled textiles. The corporate apparel market encompasses a wide variety of apparel products and accessories ranging from customized uniforms to caps, t-shirts and aprons. We believe that many of these companies are actively seeking ways to incorporate being more environmentally friendly into their company and would entertain mandating that all uniforms be manufactured from recycled fabrics. As all of our products are eco-friendly, our strategy is to emphasize the sustainability features while at the same time providing our products at market competitive rates.

Code Green reduces the environmental impact of the apparel industry by designing, manufacturing and distributing apparel products from eco-friendly and sustainable textiles. It supports both the uniform needs and sustainability initiatives of companies worldwide, by offering a complete line of recycled apparel in the form of T-shirts, hats, polo shirts, pants, shorts, aprons, jackets and accessories.  In addition, the company fulfills recycled clothing needs for organizations of all sizes hosting promotional, fundraising and special events. Its apparel collection is also available to distributors and screen printers through its wholesale distribution channel.

Sourcing and Manufacturing

The Company currently uses a select number of vendors for the sourcing and manufacturing of its products. Through key relationships established by management spanning over 30 years, the Company has been able to gain access to those mills located overseas in Asia that can implement the closed loop production process as illustrated above. These vendors provide various services throughout the manufacturing process that include, but are not limited to, cutting, sewing, spinning, dyeing, and weaving. The Company is not dependent one vendor or contract manufacturer and, further, believes that there are several sources for its needed raw materials and contract manufacturers of its products available to the Company at competitive prices.

Strategy and Competitive Edge

The Company recognizes that there are many companies aggressively marketing and selling uniforms and other apparel products direct to corporations.  For this reason, Code Green has worked to inspire conscious consumerism by making available a line of apparel products that are constructed from recycled textiles.  Bridging the gap between apparel and sustainability while at the same time remaining affordable by offering competitive pricing and rates provides the Company with the competitive edge in the industry.

Employees

On April 26, 2014, the Company entered into an Employment Agreement with our CEO, George J. Powell, III. The Employment Agreement has no term and provides the CEO with an annual base salary of $180,000. Outside of the CEO, the Company does not have any employees.  However, we have engaged approximately five individuals who are involved in marketing, business development, product design, bookkeeping, and other administrative functions.

Government Regulations

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

•	Exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•
Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934, as amended;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•
Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934, as amended.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act of 1933, as amended, will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as the Company are only required to provide two years of financial statements);

(ii)
selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(iii)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the “emerging growth company’s” IPOs.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act of 1933, as amended, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended, registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

DESCRIPTION OF PROPERTY

Our corporate headquarters is located at 4739 S. Durfee Ave., Pico Rivera, Ca. 90660. We have been provided this space for no monthly cost and have not paid any monies towards rent to date. Management believes this facility is appropriate for our current needs. However, we do seek to expand at reasonable cost if our business required us to do so.

SHELL COMPANY STATUS

We believe we are a not a shell company as defined by Rule 405 of the Securities Act  which defines the term “shell company” as a registrant, other than an asset-backed issuer, that has (1)  No or nominal operations; and (2)  Either: (i)    No or nominal assets; (ii)   Assets consisting solely of cash and cash equivalents; or (iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Likewise, we believe we are not a shell company pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), under which a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.

Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act.

We believe the requirement to file Form 10 information has been satisfied by the filing of this registration statement on Form S-1.

LEGAL PROCEEDINGS

There are no current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, cash flows, or operations.

MARKET FOR COMMON EQUITY AND OTHER RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

From July 2009 through April 17, 2012, our common stock traded on the OTC Bulletin Board.  The quotation of our common stock was dropped from the OTC Bulletin Board due to the lack of current reports with the Securities and Exchange Commission. Since April 18, 2012, shares of our common stock have been quoted on the OTC Markets Group, Inc. Bulletin Board (“OTC Pink”) under the symbol “JABA”

The following table sets forth, for the period indicated, the prices of the common stock in the over-the-counter market, as reported and summarized by OTC Markets Group, Inc. These quotations reflect inter-dealer prices, without adjustment for retail mark-up, mark down or commissions and may not represent actual transactions. There is an absence of an established trading market for the Company’s common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

	High	Low
Fiscal Year Ended December 31, 2014
Quarter ended December 31, 2014	$0.06	$0.02
Quarter ended September 30, 2014	$0.15	$0.0065
Quarter ended June 30, 2014	$0.015	$0.008
Quarter ended March 31, 2014	$0.018	$0.008

Fiscal Year Ended December 31, 2013
Quarter ended December 31, 2013	$0.03	$0.012
Quarter ended September 30, 2013	$0.035	$0.008
Quarter ended June 30, 2013	$0.02	$0.006
Quarter ended March 31, 2013	$0.012	$0.01

Holders

We had approximately 51 record holders of our common stock as of July 28, 2015, according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.
Dividends

We have not declared a dividend on our common stock, and we do not anticipate the payment of dividends in the near future as we intend to reinvest our profits to grow our business. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•
our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Except for historical information, the following Plan of Operation contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Results of Operations

The following discussion and analysis provides information which management believes is relevant for an assessment and understanding of the results of operations and financial condition.  Expectations of future financial condition and results of operations are based upon current business plans and may change.  The discussion should be read in conjunction with the audited financial statements and notes thereto.

Three Months Ended June 30, 2015

The following table presents the Company’s Statements of Operations for the three months ended June 30, 2015 and 2014

	2015		2014

Revenue, net	$-		$-

Operating expenses:
Selling, general and administrative	608,684		2,484,147
Total operating expenses	608,684		2,484,147

Loss from operations	(608,684)		(2,484,147)

Net loss	$(608,684,	)	$(2,484,147)

Operating expenses

The Company incurred $608,684 in selling, general and administrative expenses for the three months ended June 30, 2015, a $1,875,463 decrease from $2,484,147 incurred during the three months ended June 30, 2014. Selling, general and administrative expenses consist of expenses the Company incurs during day to day operations.

During the three months ended June 30, 2015, operating expenses consisted of $225,572 of professional fees, $46,050 of travel expenses, $22,000 of warehouse expenses and $1,800 of marketing expenses all related to the redevelopment of the business plan.  During the three months ended June 30, 2014, operating expenses consisted of $528,779 of professional fees and $6,162 of travel expenses.

During the three months ended June 30, 2015, the Company recognized expense in the amount of $113,003 related to the revaluation of the derivative liability.

During the three months ended June 30, 2015 and 2014, the Company recorded $10,794 and $6,685 of interest expense related to the convertible debentures, respectively.  During the three months ended June 30, 2014 the Company recorded the initial derivative interest expense of $500,842.

Additionally, during the three months ended June 30, 2015, the Company recorded $180,000 of compensation related to the issuance of preferred A stock.  This is in comparison to the $1,412,110 of compensation related to the issuance of common stock during the three months ended June 30, 2014.

Net loss

The Company had a net loss for the three months ended June 30, 2015 of $608,684, a $1,875,463 decrease from $2,484,147 incurred during the three months ended June 30, 2014. The decrease in net loss was primarily due to the value of non-cash compensation paid in the three months ended June 30, 2014 offset by Company’s efforts to begin the new line of business and restate its filing with the Securities and Exchange Commission.

Results of Operations Six Months Ended June 30, 2015

The following table presents the Company’s Statements of Operations for the six months ended June 30, 2015 and 2014

	2015		2014

Revenue, net	$-		$-

Operating expenses:
Selling, general and administrative	1,454,121		2,484,150
Total operating expenses	1,454,121		2,484,150

Loss from operations	(1,454,121)		(2,484,150)

Net loss	$(1,454,121,	)	$(2,484,150)

Operating expenses

The Company incurred $1,454,121 in selling, general and administrative expenses for the six months ended June 30, 2015, a $1,030,029 decrease from $2,484,150 incurred during the three months ended June 30, 2014. Selling, general and administrative expenses consist of expenses the Company incurs during day to day operations.

During the six months ended June 30, 2015, operating expenses consisted of $246,542 of professional fees, $51,046 of travel expenses, $22,000 of warehouse expenses and $3,050 of marketing expenses all related to the redevelopment of the business plan. During the six months ended June 30, 2014, operating expenses consisted of $528,779 of professional fees and $6,162 of travel expenses.

During the six months ended June 30, 2015, the Company recognized expense in the amount of $913,963 related to the revaluation of the derivative liability.

During the six months ended June 30, 2015 and 2014, the Company recorded $24,826 and $6,685 of interest expense related to the convertible debentures, respectively.  During the six months ended June 30, 2014 the Company recorded the initial derivative interest expense of $500,842.

Additionally, during the six months ended June 30, 2015, the Company recorded $180,000 of compensation related to the issuance of preferred A stock.  This is in comparison to the $1,412,110 of compensation related to the issuance of common stock during the six months ended June 30, 2014.

Net loss

The Company had a net loss for the six months ended June 30, 2015 of $1,454,121 a $1,030,029 decrease from $2,484,150 incurred during the six months ended June 30, 2014. The decrease in net loss was primarily due to the value of non-cash compensation paid in the six months ended June 30, 2014 offset by Company’s efforts to begin the new line of business and restate its filing with the Securities and Exchange Commission.

Liquidity and capital resources

The Company had accumulated deficit at June 30, 2015 of $11,305,153 The Company has incurred a loss of $1,454,121 in the six months ended June 30, 2015 and has negative working capital of $1,510,675 as of June 30, 2015. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and, ultimately, to attain profitable operations. Management’s plans to eliminate the going concern situation include, but are not limited to, the raise of additional capital through issuance of debt and equity, improved cash flow management. Failure to raise additional capital or improve its performance in the next 12 months will cause the Company to significantly curtail its business activities and expansion plans within the next twelve months.

The Company has $116,543 in cash as of June 30, 2015 compared to $10,009 as of December 31, 2014 as a result of stock subscriptions issued during the six months ended June 30, 2015 offset by the payment of operating expenses.

Results of Operations for Fiscal year ended December 31, 2014

The following table presents the Company’s Statements of Operations for the years ended December 31, 2014 and 2013

	2014	2013

Revenue, net	$-	$-

Operating expenses:
Selling, general and administrative	2,371,038	57,949
Total operating expenses	2,371,038	57,949

Loss from operations	(2,371,038)	(57,949)

Net loss	$(2,371,038)	$(57,949)

Operating expenses

The Company incurred $2,371,038 in selling, general and administrative expenses for the year ended December 31, 2014, a $2,313,089 increase from $57,949 incurred during the year ended December 31, 2013. Selling, general and administrative expenses consist of expenses the Company incurs during day to day operations.

During the year ended December 31, 2014 the Company incurred $51,600 of consulting expense which is a $33,600 increase from the $18,000 incurred during the year ended December 31, 2013.  Consulting expenses relate to the new line of business the Company is pursuing.

During the year ended December 31, 2014 the Company reported $34,926 of interest expense compared to $-0- reported during the year ended December 31, 2013.  The interest expense relates to the convertible debts issued during the year ended December 31, 2014.

During the year ended December 31, 2014 the Company incurred $574,849 of legal, accounting and professional expense which is a $548,609 increase from the $26,240 incurred during the year ended December 31, 2013.  The main expense incurred related to an agreement entered into with a business advisor.  The agreement calls for monthly payments of $2,500 in service fees along with the issuance of a $500,000 fully earned convertible debt that accrues interest at 8%.  Legal, accounting and professional expense relates to the Company’s efforts to restate its filing status with the Securities and Exchange Commission.

During the year ended December 31, 2014 the Company incurred $22,967 of product development which is a compared to $-0- incurred during the year ended December 31, 2013.  Product development expenses relate to the new line of business the Company is pursuing.

During the year ended December 31, 2014 the Company incurred $57,807 of travel expense which is a $44,307 increase from the $13,500 incurred during the year ended December 31, 2013.  Travel expenses relate to the efforts by management to begin the new line of business.

During the year ended December 31, 2014, the Company recognized the intrinsic value of the convertible debt issuance in the amount of $500,842 as interest expense on the date of the issuance on May 1, 2014.  This expense was offset by the $300,505 gain the Company recognized during the year ended December 31, 2014 as the result of the revaluation of the derivative liability.

Additionally, during the year ended December 31, 2014, the Company recorded $1,412,110 of non-cash compensation related to the stock issuance to the Company’s CEO pursuant to an employment agreement.

Net loss

The Company had a net loss for the year ended December 31, 2014 of $2,371,038, a $2,313,089 increase from $57,949 incurred during the year ended December 31, 2013. The increase in net loss was primarily due to the Company’s efforts to begin the new line of business and restate its filing with the Securities and Exchange Commission.

Liquidity and capital resources

The Company had an accumulated deficit at December 31, 2014 of $9,851,032 The Company has incurred a loss of $2,371,038 in the year ended December 31, 2014 and has negative working capital of $1,034,054 as of December 31, 2014. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required and, ultimately, to attain profitable operations. Management’s plans to eliminate the going concern situation include, but are not limited to, the raise of additional capital through issuance of debt and equity, improved cash flow management. Failure to raise additional capital or improve its performance in the next 12 months will cause the Company to significantly curtail its business activities and expansion plans within the next twelve months.

The Company has $10,009 in cash as of December 31, 2014 compared to $15 as of December 31, 2013 as a result of stock subscriptions and convertible debentures issued during the year ended December 31, 2014.

Critical Estimates and Judgments

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management evaluates its estimates and judgments, including those related to receivables and accrued expenses. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable based on the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company’s financial statements include estimates as to the appropriate carrying value of the Company’s intangible assets, the amount of stock compensation, and the amount of accrued liabilities that are not readily attainable from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. The Company had a deficit accumulated during the development stage of $9,900,000 at December 31, 2014 and had a net loss of $2,389,309 for the period then ended, with no revenue earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations in the normal course of business.

Significant Accounting Policies

Basis of Presentation and Going Concern

The Company is in the development stage and has had no revenues since inception.  Since inception, it has incurred significant losses to date, and as of December 31, 2014, has an accumulated deficit of approximately $9,900,000.  The Company’s ability to continue its operations is uncertain and is dependent upon its ability to implement a business plan sufficient to generate a positive cash flow and/or raise capital to fund its operations. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations in the normal course of business.

Unclassified Balance Sheet

The Company has elected to present an unclassified condensed balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and the disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions. Additionally, interim results may not be indicative of the Company’s results for future interim periods, or the Company’s annual results.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Stock Based Compensation

The Company from time to time issues shares of common stock for services.  These issuances have been valued at the estimated fair market value of the services since its stock is thinly traded and the Company has raised minimal cash from sales of stock.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2014 and 2013 do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying condensed balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company has determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging - Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) - gain (loss) on change in derivative liabilities.”

	Carrying Value	Fair Value Measurements Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability – December 31, 2014	$200,337	$--	$--	$200,337

The following table represents the Company’s derivative liability activity for the year ended:

Balance at December 31, 2013	$-
Initial measurement at issuance date of the notes	500,842
Change in derivative liability during the year ended December 31, 2014	(300,505)
Balance December 31, 2014	$200,337

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Any anti-dilutive effects on net income (loss) per share are excluded. The Company has no potentially dilutive securities outstanding as of the years ended December 31, 2014 and 2013.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences such as loss carry-forwards and tax credits become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment and ensuring that the deferred tax asset valuation allowance is adjusted as appropriate.

Recent Pronouncements

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures.  ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. Early application is permitted.  The adoption of ASU 2014-15 is not expected to have a material effect on our condensed financial statements or disclosures.

Emerging Growth Company

Section 107 of the JOBS Act provides that an ”emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICER AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our directors and executive officers. Our executive officers were appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, and executive officer.

Name	Age	Position	Date

George J. Powell	63	Sole Director, Chief Executive Officer, Interim Chief Financial Officer, and Secretary	April 26, 2014

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

George Powell – Director, President and CEO
Mr. Powell has been the Sole Director and Chief Executive Officer of the Company since April 2014. Spanning more than three decades in the apparel industry, George Powell’s career encompasses all facets of this dynamic business. His journey began with JC Penney, where he spent 14 years as a corporate buyer and product development manager.  Such roles enabled Mr. Powell to hone his retail skills, and he eventually captured the attention of the prominent Zeppelin label, a young men’s brand that soon offered him the position of Vice President of Corporate Accounts.  Accepting Zeppelin’s offer in 1992, Mr. Powell soon developed business strategies leading to a fourfold expansion in market share in just two years. Synergy, a Company from China, commissioned Mr. Powell to lead the company as its Senior Vice President of Product Development and Sales.  The following eight years he gained firsthand experience in Chinese factories, and Mr. Powell proved integral to the development of the Direct-to-Retailer business model, which streamlined the process by eliminating the middleman from the purchasing equation.  The Direct-to-Retailer business model, commonly referred to as Factory Direct Marketing, is now the backbone of the international sourcing divisions of most major retailers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are elected for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. We have a board consisting of one member. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and our director of the corporation. All communications from stockholders are relayed to our board.

EXECUTIVE COMPENSATION

Summary Compensation

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our officer and sole Director for the period ending December 31, 2014.

Name and Principal Position	Title	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Compensation ($)	Total ($)

George J. Powell, III	CEO, President and Chairman	2014	--	--	$1,412,110	--	--	$1,412,110

Employment Agreements

On April 26, 2014, the Company entered into an Employment Agreement with our CEO, George J. Powell, III. The Employment Agreement has a no term and provides the CEO with an annual base salary of $180,000.

Stock Option Plan

We have not stock option plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table presents certain information regarding the beneficial ownership of all shares of common stock at the date of this prospectus, for each executive officer and director of our Company and for each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 327,682,980 common shares issued and outstanding.

Name and Address Beneficial Owner (1)	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Before Offering	Ownership After Offering
Eric H. Scheffey 1 Elm Street Denver, CO 80220	50,000,000	10,000,000	15.26%	3.05%
George J Powell III 2300 Wing Point Lane Plano, TX 75093	79,115,016	69,115,016	24.14%%	21.09%

(1) Each of the persons named above may be deemed to be a "parent" and “promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

On April 8, 2013 a shareholder forgave $14,630 of unpaid debt and interest.  Due to the related nature of the transaction this amount has been recorded as Additional Paid-in Capital.

On December 31, 2013 a shareholder forgave $49,975 of unpaid debt and interest.  Due to the related nature of the transaction this amount has been recorded as Additional Paid-in Capital.

On October 13, 2014 a shareholder forgave $524,479 of unpaid debt and interest.  Due to the related nature of the transaction this amount has been recorded as Additional Paid-in Capital.

Director Independence

Currently, the Company does not have any independent directors serving on the board of directors. Further, at this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only three directors. It is the intention of the Company to implement a policy that a majority of the Board members be independent of the Company’s management as the members of the board of directors increases.

REPORTS TO SECURITY HOLDERS

1. The Company will furnish shareholders with audited annual financial reports certified by independent accountants if available, and, at its discretion, may furnish unaudited quarterly financial reports.

2. The Company is not a reporting company, and, therefore, we do not currently file reports with the SEC.

3. The public may read and copy any materials filed with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically at http://www.sec.gov. Additionally, the Company may make its reports available on our website at www.codegreenapparel.com.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

KBT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Code Green Apparel Corporation:

I have audited the accompanying balance sheets of Code Green Apparel Corporation, (the “Company”) as of December 31, 2014 and 2013 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. I was not engaged to perform an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Code Green Apparel Corporation as of December 31, 2014 and 2013 and the results of its operations and cash flows the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has suffered losses from operations and negative cash flows from operations.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/K.Brice Toussaint
K. Brice Toussaint

Dallas TX
July 17, 2015

CODE GREEN APPAREL CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

Cash	$10,009	$15
Fixed assets, net	2,024	-

TOTAL ASSETS	$12,033	$15

LIABILITIES

Accounts payable	$138,473	$103,141
Accrued interest	33,777	-
Convertible debts payable	673,500	-
Derivative liability	200,337	-
Notes payable, related party	-	516,479

TOTAL LIABILITIES	1,046,087	619,620

STOCKHOLDERS’ DEFICIT

Common stock, par value $0.001 per share, Authorized – 500,000,000 shares, Issued and outstanding – 252,952,540 and 151,297,524 shares, respectively	252,953	151,298
Additional paid-in capital	8,564,025	6,709,091
Accumulated deficit	(9,851,032)	(7,479,994)

TOTAL STOCKHOLDERS’ DEFICIT	(1,034,054)	(619,605)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,033	$15

CODE GREEN APPAREL CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2014	2013

REVENUE, net	$-	$-

OPERATING EXPENSES
Selling, general and administrative	2,371,038	57,949

TOTAL OPERATING EXPENSES	2,371,038	57,949

LOSS FROM OPERATIONS	(2,371,038)	(57,949)

LOSS BEFORE INCOME TAXES	(2,371,038)	(57,949)

Income tax expense	-	-

NET LOSS	$(2,371,038)	$(57,949)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	221,704,960	151,297,524

CODE GREEN APPAREL CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,371,038)	$(57,949)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Stock issued for services	1,412,110	-
Convertible debt issued for services	500,000	-
Non-cash interest	500,842	-
Gain on derivative revaluation	(300,505)	-
Depreciation	225	-
Changes in operating assets and liabilities:
Accounts payable	35,332	(6,754)
Accrued interest	33,777	-

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(189,257)	(64,703)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	20,000	-
Proceeds from loan payable – related party	8,000	64,718
Proceeds from convertible debts	173,500	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	201,500	64,718

NET INCREASE (DECREASE) IN CASH	9,994	15

CASH AT THE BEGINNING OF THE PERIOD	15	-

CASH AT THE END OF THE PERIOD	$10,009	$15

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$-	$-
Taxes paid	$-	$-

CODE GREEN APPAREL CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2012	151,297,524	$151,298	$6,644,486	$(7,422,045)	$(626,261)

Forgiveness of debts	-	-	64,605	-	64,605

Net loss	-	-	-	(57,949)	(57,949)

Balance, December 31,2003	151,297,524	151,298	6,709,091	(7,479,994)	(619,605)

Issuance of shares for services	100,865,016	100,865	1,311,245	-	1,412,110

Issuance of shares for cash	790,000	790	19,210	-	20,000

Forgiveness of debts	-	-	524,479	-	524,479

Net loss	-	-	-	(2,371,038)	(2,371,038)

Balance, December 31, 2014	252,952,540	$252,953	$8,564,025	$(9,851,032))	$(1,034,054)

CODE GREEN APPAREL CORP
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1               ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Business

Code Green Apparel Corp, formerly known as Gold Standard Mining Corp. (the “Company”) was incorporated in Nevada on December 11, 2007 as Fluid Solutions, Inc.  On May 6, 2009, Fluid Solutions, Inc. acquired all of the outstanding capital stock of Gold Standard Mining Corp., a Wyoming corporation (“GS Wyoming”), in exchange for 100,669,998 shares of its common stock pursuant to an Exchange Agreement dated May 6, 2009 with that corporation and its shareholders.  Concurrently with the acquisition, Pantelis Zachos, its Chief Executive Officer and a director, tendered 59,400,000 shares of common stock back to Fluid Solutions, Inc. for retirement.

On May 18, 2009, Fluid Solutions, Inc. changed its name to “Gold Standard Mining Corp.” and effected a 3.3 to 1 forward stock split.  This split has been retroactively reflected in these financial statements.  On July 17, 2012, Gold Standard Mining Corp. changed its name to J.D. Hutt Corporation. On May 15, 2015, J.D. Hutt Corporation changed its name to Code Green Apparel Corp.

As of the date that the Company acquired GS Wyoming, GS Wyoming’s principal asset was an Exchange Agreement, dated February 9, 2009, pursuant to which GS Wyoming had agreed to acquire Rosszoloto Co. Ltd., a limited liability company organized under the laws of Russia (“Rosszoloto”), in a stock exchange.  Rosszoloto is engaged in the business of gold mining in the Amur region of Russia near the border between Russia and China.  The Company completed the acquisition of Rosszoloto in June 2010.  The Company issued a total of 100,669,998 shares to the shareholders of GS Wyoming.

In the spring of 2011, during the course of preparation of financial statements of the Company, the Board of Directors concluded that the Company could not get the financial information regarding Rosszoloto necessary for the financial statements of the Company, including Rosszoloto, to be audited.  Based on this, in May 2011, the Company rescinded the acquisition of Rosszoloto and has treated the transaction as never having occurred.  In connection with such rescission, the Company received back 51,499,998 shares of its common stock that they issued to acquire GS Wyoming.

The Company is a publicly held Nevada corporation, whose common stock trades on the OTC Market Group, Inc.’s Pink Sheets under the trading symbol, “JABA.”

Basis of Presentation and Going Concern
The Company is in the development stage and has had no revenues since inception.  Since inception, it has incurred significant losses to date, and as of December 31, 2014, has an accumulated deficit of approximately $9,900,000.  The Company’s ability to continue its operations is uncertain and is dependent upon its ability to implement a business plan sufficient to generate a positive cash flow and/or raise capital to fund its operations.

These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations in the normal course of business.

Unclassified Balance Sheet

The Company has elected to present an unclassified condensed balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and the disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions. Additionally, interim results may not be indicative of the Company’s results for future interim periods, or the Company’s annual results.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Stock Based Compensation
The Company from time to time issues shares of common stock for services.  These issuances have been valued at the estimated fair market value of the services since its stock is thinly traded and the Company has raised minimal cash from sales of stock.

Disclosure About Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2014 and 2013 do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying condensed balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company has determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging - Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) - gain (loss) on change in derivative liabilities.”

	Carrying Value	Fair Value Measurements Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability – December 31, 2014	$200,337	$--	$--	$200,337

The following table represents the Company’s derivative liability activity for the year ended:
Balance at December 31, 2013	$-
Initial measurement at issuance date of the notes	500,842
Change in derivative liability during the year ended December 31, 2014	(300,505)
Balance December 31, 2014	$200,337

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Any anti-dilutive effects on net income (loss) per share are excluded. The Company has no potentially dilutive securities outstanding as of the years ended December 31, 2014 and 2013.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences such as loss carry-forwards and tax credits become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment and ensuring that the deferred tax asset valuation allowance is adjusted as appropriate.

Recent Pronouncements

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures.  ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. Early application is permitted.  The adoption of ASU 2014-15 is not expected to have a material effect on our condensed financial statements or disclosures.

NOTE 2               CONVERTIBLE NOTES

On May 1, 2014, the Company entered into an agreement with a business advisor.  The agreement calls for monthly payments of $2,500 in service fees along with the issuance of a $500,000 fully earned convertible debt that accrues interest at 8%.  At December 31, 2014 and 2013, $20,000 and $-0- was owed in services fees, accrued interest was $26,849 and $-0- and the outstanding convertible debt was $500,000 and $-0-, respectively.

In addition to the aforementioned convertible debt, the Company issued $173,500 of convertible debts during the year ended December 31, 2014.  These convertible debts carry interest at 10% per annum and are due in 24 months from the date of issuance, June 2016 through September 2016.  The note holder has the option to convert into shares of the Company’s common stock after 180 days at 50% of the market price.  Total outstanding convertible debt was $173,500 and $-0- at December 31, 2014 and 2013, respectively.  The accrued interest on the convertible debt was $6,928 and $-0- at December 31, 2014 and 2013, respectively.

Derivative Liability

On May 1, 2014, the Company secured $500,000 in the form of a convertible promissory note. The note bear interest at the rate of 8% until they mature, or until there is an event of default. The note matured on May 1, 2015. The holder has the option to convert any balance of principal and interest into common stock of the Company. The rate of conversion for these notes is calculated as the lowest of the 20 trading closing prices immediately preceding such conversion, discounted by 50%.

Due to the variable conversion price associated with these convertible promissory notes, the Company has determined that the conversion feature is considered a derivative liability. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date.

The initial fair value of the embedded debt derivative of $500,842 was charged to current period operations as interest expenses. The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

(1) risk free interest rate of	0.10%;
(2) dividend yield of	0%;
(3) volatility factor of	435%;
(4) an expected life of the conversion feature of	365 days, and
(5) estimated fair value of the company’s common stock of	$0.008 per share.
During the year ended December 31, 2014, the Company recorded the loss (gain) in fair value of derivative ($300,505).
The following table represents the Company’s derivative liability activity for the year ended:
Balance at December 31, 2013	$-
Initial measurement at issuance date of the notes	500,842
Change in derivative liability during the year ended December 31, 2014	(300,505)
Balance December 31, 2014	$200,337

NOTE 3               RELATED PARTY TRANSACTION

Forgiveness of Debts

On April 8, 2013 a shareholder forgave $14,630 of unpaid debt and interest.  Due to the related nature of the transaction this amount has been recorded as Additional Paid-in Capital.

On December 31, 2013 a shareholder forgave $49,975 of unpaid debt and interest.  Due to the related nature of the transaction this amount has been recorded as Additional Paid-in Capital.

On October 13, 2014 a shareholder forgave $524,479 of unpaid debt and interest.  Due to the related nature of the transaction this amount has been recorded as Additional Paid-in Capital.

NOTE 4               STOCKHOLDERS’ EQUITY

On April 21, 2014 the Company issued 100,865,016 shares of its common stock to Mr. George Powell, the Company’s President and CEO in fulfillment of the terms of an employment agreement.  The shares had a fair market value of $1,412,110 on the date of issuance.

On September 22, 2014, the Company issued 390,000 shares of its common stock in connection with a stock subscription agreement and received $10,000.

On September 22, 2014, the Company issued 400,000 shares of its common stock in connection with a stock subscription agreement and received $10,000.

NOTE 5               INCOME TAXES

Deferred Tax Components

Significant components of the Company’s deferred tax assets are as follows at December 31, 2014:

Net operating loss carry-forward	$1,565,039
Less valuation allowance	(1,565,039)
Net deferred tax assets, December 31, 2014	$-

Summary of valuation allowance:

Balance January 1, 2012	$1,484,409
Additions for the year ended December 31, 2013	16,226
Balance, December 31, 2013	$1,500,635
Additions for the year ended December 31, 2014	46,133
Balance, December 31, 2014	$1,546,768

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Examination

The Company’s tax returns are open to examination for the prior three years for Federal purposes, and four years for State purposes. The Company recognizes and measures uncertain tax positions using a more-likely-than-not approach. The Company had no material uncertain tax positions at December 31, 2014.

NOTE 6               GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  The Company is in the development stage and has had no revenues since inception.  Since inception, it has incurred significant losses to date, and as of December 31, 2014, has an accumulated deficit of approximately $9,900,000.  The Company’s ability to continue its operations is uncertain and is dependent upon its ability to implement a business plan sufficient to generate a positive cash flow and/or raise capital to fund its operations.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations in the normal course of business.

NOTE 7               SUBSEQUENT EVENTS

On March 9, 2015, the Company issued 2,610,000 shares of its common stock in connection with a stock subscription agreement and received $25,000.

On April 2, 2015, the Company entered into a subscription agreement with a 3rd party investor to purchase 100,000,000 shares of the company’s common stock for an aggregate purchase price of $1,000,000 in cash and in accordance with the following investment schedule: $250,000 on or about April 1, 2015, $250,000 on or about July 1, 2015, $250,000 on or about October 1, 2015, and $250,000 on or about January 1, 2016. The agreement further allows for the investor to purchase an additional 100,000,000 shares for an additional $1,000,000 in cash at the investor’s sole discretion and in accordance with the following investment schedule: $500,000 on or about July 1, 2016 and $500,000 on or about October 1, 2016. In the event the investor misses any of the aforementioned investment payments in accordance with the funding schedules, the investor will not be allowed to purchase any additional shares at the price of $.01 per share. However, the investor may elect to accelerate the purchase the investment shares ahead of the proposed schedule at his sole discretion.

The investor has been issued 25,000,000 shares in consideration for his first $250,000 investment on April 2, 2015 and 25,000,000 shares in consideration for his second $250,000 investment on June 29, 2015.

On April 28, 2015, the Company issued 400,000 shares of its common stock in connection with a stock subscription agreement and received $10,000.

On May 15, 2015, the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Court") entered an Order Granting Approval of Settlement Agreement and Stipulation (the "Order") in the matter titled JPM Capital Advisors, LLC ("JPM") v. J.D Hutt Corporation. The Order and the Stipulation for Settlement of Claims, dated May 13, 2013, between the Company and JPM (the "Stipulation"), provides for the full and final settlement of JPM’s $530,000 claim against the Company in connection with past due amounts in connection with consulting fees and a Convertible Promissory Note owed to JPM (the "Claim").

Pursuant to the terms of the Order and Stipulation, the Company is required to initially issue and deliver to JPM, in one or more tranches as necessary, shares of Common Stock sufficient to satisfy the Claim at a fifty percent (50%) discount to market and based on the market price during the preceding twenty (20) days and free of restrictive legend pursuant to Section 3(a)(10) of the Securities Act (the “Settlement shares”). Further, the Company issued to JPM on May 18, 2015 Five Million (5,000,000) shares of Common Stock free of restrictive legend pursuant to Section 3(a)(10) of the Securities Act as a settlement fee.

On June 9, 2015, the Company issued 1,000,000 shares of its common stock in connection with a stock subscription agreement and received $10,000.

During the six months ended June 30, 2015, the Company issued 6,150,000 shares of common stock in payment of services received valued at $79,000.

During the six months ended June 30, 2015, the Company issued 14,660,440 shares of common stock in payment of $173,500 of principal related to the convertible debt.

Preferred A Stock

On May 22, 2015, the Company designated a series of Preferred A Stock.  The holders of the preferred A stock shall not be entitled to receive dividends paid on the Company’s common stock.  The holders of the preferred A stock shall not be entitled to any liquidation preferences.  The shares of the preferred A stock have no conversion rights.  Following the third anniversary of the original issuance of the preferred A stock, the Company shall have the option to redeem any and all outstanding shares of the preferred A stock by paying the holders a redemption price of $100 per share.

On May 22, 2015, the Company issued 1,000 shares of its preferred A stock to its President in payment of services received valued at $180,000.

CODE GREEN APPAREL CORP
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	JUNE 30, 2015 (UNAUDITED)	DECEMBER 31, 2014
ASSETS

Cash	$116,543	$10,009
Inventory	190,358	-
Fixed assets, net	1,799	2,024

TOTAL ASSETS	$308,700	$12,033

LIABILITIES

Accounts payable	$146,473	$138,473
Accrued interest	58,602	33,777
Convertible debts payable	500,000	673,500
Derivative liability	1,114,300	200,337

TOTAL LIABILITIES	1,819,375	1,046,087

STOCKHOLDERS’ DEFICIT

Preferred A stock, par value $0.001 per share, Authorized – 1,000 shares, Issued and outstanding – 1,000 and -0- shares, respectively	1	-
Common stock, par value $0.001 per share, Authorized – 500,000,000 shares, Issued and outstanding – 327,772,980 and 252,952,540 shares, respectively	327,773	252,953
Additional paid-in capital	9,466,704	8,56,025
Accumulated deficit	(11,305,153)	(9,851,032)

TOTAL STOCKHOLDERS’ DEFICIT	(1,510,675)	(1,034,054)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$308,700	$12,033

CODE GREEN APPAREL CORP
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

REVENUE, net	$-	$-	$-	$-

OPERATING EXPENSES
Selling, general and administrative	608,684	2,484,147	1,454,121	2,484,150

TOTAL OPERATING EXPENSES	608,684)	2,484,147	1,454,121	2,484,150

LOSS FROM OPERATIONS	(608,684)	(2,484,147)	(1,454,121)	(2,484,150)

LOSS BEFORE INCOME TAXES	(608,684)	(2,484,147)	(1,454,121)	(2,484,150)

Income tax expense	-	-	-	-

NET LOSS	$(608,684)	$(2,484,147)	$(1,454,121)	$(2,484,150)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	292,559,475	228,885,998	273,071,502	190,091,761

CODE GREEN APPAREL CORP
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(UNAUDITED)

	Preferred A Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2014	-	$-	252,952,540	$252,953	$8,564,025	$(9,851,032)	$(1,034,054)

Issuance of shares for cash	-	-	54,010,000	54,010	490,990	-	545,000

Issuance of shares for services	1,000	1	6,150,000	6,150	252,849	-	259,000

Issuance of shares for convertible debt	-	-	14,660,440	14,660	158,840	-	173,500

Net loss	-	-	-	-	-	(1,454,121)	(1,454,121)

Balance, June 30, 2015	1,000	$1	327,772,980	$327,773	$9,466,704	$(11,305,153)	$(1,510,675)

CODE GREEN APPAREL CORP
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,454,121)	$(2,484,150)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Loss on derivative revaluation	913,963	-
Depreciation	225	-
Preferred A stock issued for services	180,000	-
Common stock issued for services	79,000	1,412,110
Non-cash interest expense	-	500,842
Non-cash compensation	-	500,000
Changes in operating assets and liabilities:
Inventory	(190,358)	-
Accounts payable	8,000	18,329
Accrued interest	24,825	6,685

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(438,466)	(46,184)

CASH FLOWS USED BY INVESTING ACTIVITIES:
Purchase of fixed assets	-	(2,249)

NET CASH USED BY INVESTING ACTIVITIES	-	(2,249)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	545,000	-
Proceeds from the issuance of convertible debt	-	60,000
Proceeds from related party notes	-	8,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	545,000	68,000

NET INCREASE (DECREASE) IN CASH	106,534	19,567

CASH AT THE BEGINNING OF THE PERIOD	10,009	15

CASH AT THE END OF THE PERIOD	$116,543	$19,582

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$-	$-
Taxes paid	$-	$-

CODE GREEN APPAREL CORP
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1               ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Business

Code Green Apparel Corp, formerly known as Gold Standard Mining Corp. (the “Company”) was incorporated in Nevada on December 11, 2007 as Fluid Solutions, Inc.  On May 6, 2009, Fluid Solutions, Inc. acquired all of the outstanding capital stock of Gold Standard Mining Corp., a Wyoming corporation (“GS Wyoming”), in exchange for 100,669,998 shares of its common stock pursuant to an Exchange Agreement dated May 6, 2009 with that corporation and its shareholders.  Concurrently with the acquisition, Pantelis Zachos, its Chief Executive Officer and a director, tendered 59,400,000 shares of common stock back to Fluid Solutions, Inc. for retirement.

On May 18, 2009, Fluid Solutions, Inc. changed its name to “Gold Standard Mining Corp.” and effected a 3.3 to 1 forward stock split.  This split has been retroactively reflected in these financial statements.  On July 17, 2012, Gold Standard Mining Corp. changed its name to J.D. Hutt Corporation. On May 15, 2015, J.D. Hutt Corporation changed its name to Code Green Apparel Corp.

As of the date that the Company acquired GS Wyoming, GS Wyoming’s principal asset was an Exchange Agreement, dated February 9, 2009, pursuant to which GS Wyoming had agreed to acquire Rosszoloto Co. Ltd., a limited liability company organized under the laws of Russia (“Rosszoloto”), in a stock exchange.  Rosszoloto is engaged in the business of gold mining in the Amur region of Russia near the border between Russia and China.  The Company completed the acquisition of Rosszoloto in June 2010.  The Company issued a total of 100,669,998 shares to the shareholders of GS Wyoming.

In the spring of 2011, during the course of preparation of financial statements of the Company, the Board of Directors concluded that the Company could not get the financial information regarding Rosszoloto necessary for the financial statements of the Company, including Rosszoloto, to be audited.  Based on this, in May 2011, the Company rescinded the acquisition of Rosszoloto and has treated the transaction as never having occurred.  In connection with such rescission, the Company received back 51,499,998 shares of its common stock that they issued to acquire GS Wyoming.

The Company is a publicly held Nevada corporation, whose common stock trades on the OTC Market Group, Inc.’s Pink Sheets under the trading symbol, “JABA.”

Basis of Presentation and Going Concern

The Company is in the development stage and has had no revenues since inception.  Since inception, it has incurred significant losses to date, and as of June 30, 2015, has an accumulated deficit of approximately $11,300,000.  The Company’s ability to continue its operations is uncertain and is dependent upon its ability to implement a business plan sufficient to generate a positive cash flow and/or raise capital to fund its operations.

These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations in the normal course of business.

Unclassified Balance Sheet

The Company has elected to present an unclassified condensed balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and the disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions. Additionally, interim results may not be indicative of the Company’s results for future interim periods, or the Company’s annual results.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Stock Based Compensation

The Company from time to time issues shares of common stock for services.  These issuances have been valued at the estimated fair market value of the services since its stock is thinly traded and the Company has raised minimal cash from sales of stock.

Disclosure About Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at June 30, 2015 and December 31, 2014 do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying condensed balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton pricing model to value the derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company has determined that certain convertible debt instruments outstanding as of the date of these financial statements include an exercise price “reset” adjustment that qualifies as derivative financial instruments under the provisions of ASC 815-40, Derivatives and Hedging - Contracts in an Entity’s Own Stock (“ASC 815-40”). Certain of the convertible debentures have a variable exercise price, thus are convertible into an indeterminate number of shares for which we cannot determine if we have sufficient authorized shares to settle the transaction with. Accordingly, the embedded conversion option is a derivative liability and is marked to market through earnings at the end of each reporting period. Any change in fair value during the period recorded in earnings as “Other income (expense) - gain (loss) on change in derivative liabilities.”

	Carrying Value	Fair Value Measurements Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Derivative liability – December 31, 2014	$200,337	$--	$--	$200,337
Derivative liability – June 30, 2015	$1,114,300	$-	$-	$1,114,300

The following table represents the Company’s derivative liability activity for the year ended:
Balance at December 31, 2014	$-
Initial measurement at issuance date of the notes	200,337
Change in derivative liability during the six months ended June 30, 2015	913,963
Balance June 30, 2015	$1,114,300

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Any anti-dilutive effects on net income (loss) per share are excluded. The Company has no potentially dilutive securities outstanding as of the six months ended June 30, 2015.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences such as loss carry-forwards and tax credits become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment and ensuring that the deferred tax asset valuation allowance is adjusted as appropriate.

Recent Pronouncements

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures.  ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. Early application is permitted.  The adoption of ASU 2014-15 is not expected to have a material effect on our condensed financial statements or disclosures.

NOTE 2               CONVERTIBLE NOTES

On May 1, 2014, the Company entered into an agreement with a business advisor.  The agreement calls for monthly payments of $2,500 in service fees along with the issuance of a $500,000 fully earned convertible debt that accrues interest at 8%.  At December 31, 2014 and 2013, $20,000 and $-0- was owed in services fees, accrued interest was $26,849 and $-0- and the outstanding convertible debt was $500,000 and $-0-, respectively.

In addition to the aforementioned convertible debt, the Company issued $173,500 of convertible debts during the year ended December 31, 2014.  These convertible debts carry interest at 10% per annum and are due in 24 months from the date of issuance, June 2016 through September 2016.  The note holder has the option to convert into shares of the Company’s common stock after 180 days at 50% of the market price.  Total outstanding convertible debt was $173,500 and $-0- at December 31, 2014 and 2013, respectively.  The accrued interest on the convertible debt was $6,928 and $-0- at December 31, 2014 and 2013, respectively.

Derivative Liability

On May 1, 2014, the Company secured $500,000 in the form of a convertible promissory note. The note bear interest at the rate of 8% until they mature, or until there is an event of default. The note matured on May 1, 2015. The holder has the option to convert any balance of principal and interest into common stock of the Company. The rate of conversion for these notes is calculated as the lowest of the 20 trading closing prices immediately preceding such conversion, discounted by 50%.

Due to the variable conversion price associated with these convertible promissory notes, the Company has determined that the conversion feature is considered a derivative liability. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date.

The initial fair value of the embedded debt derivative of $500,842 was charged to current period operations as interest expenses. The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

(1) risk free interest rate of	0.10%;
(2) dividend yield of	0%;
(3) volatility factor of	435%;
(4) an expected life of the conversion feature of	365 days, and
(5) estimated fair value of the company’s common stock of	$0.008 per share.
During the six months ended June 30, 2015, the Company recorded the loss (gain) in fair value of derivative $913,963.
The following table represents the Company’s derivative liability activity for the six months ended:
Balance at December 31, 2014	$200,337
Change in derivative liability during the six months ended June 30, 2015	913,963
Balance June 30, 2015	$1,114,300

NOTE 3               STOCKHOLDERS’ EQUITY

On March 9, 2015, the Company issued 2,610,000 shares of its common stock in connection with a stock subscription agreement and received $25,000.

On April 3, 2015, the Company issued 25,000,000 shares of its common stock in connection with a stock subscription agreement and received $250,000.

On April 28, 2015, the Company issued 400,000 shares of its common stock in connection with a stock subscription agreement and received $10,000.

On May 15, 2015, the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Court") entered an Order Granting Approval of Settlement Agreement and Stipulation (the "Order") in the matter titled JPM Capital Advisors, LLC ("JPM") v. J.D Hutt Corporation. The Order and the Stipulation for Settlement of Claims, dated May 13, 2013, between the Company and JPM (the "Stipulation"), provides for the full and final settlement of JPM’s $530,000 claim against the Company in connection with past due amounts in connection with consulting fees and a Convertible Promissory Note owed to JPM (the "Claim").

Pursuant to the terms of the Order and Stipulation, the Company is required to initially issue and deliver to JPM, in one or more tranches as necessary, shares of Common Stock sufficient to satisfy the Claim at a fifty percent (50%) discount to market and based on the market price during the preceding twenty (20) days and free of restrictive legend pursuant to Section 3(a)(10) of the Securities Act (the “Settlement shares”). Further, the Company issued to JPM on May 18, 2015 Five Million (5,000,000) shares of Common Stock free of restrictive legend pursuant to Section 3(a)(10) of the Securities Act as a settlement fee.

On June 9, 2015, the Company issued 1,000,000 shares of its common stock in connection with a stock subscription agreement and received $10,000.

On June 29, 2015, the Company issued 25,000,000 shares of its common stock in connection with a stock subscription agreement and received $250,000.

During the six months ended June 30, 2015, the Company issued 6,150,000 shares of common stock in payment of services received valued at $79,000.

During the six months ended June 30, 2015, the Company issued 14,660,440 shares of common stock in payment of $173,500 of principal related to the convertible debt.

Preferred A Stock

On May 22, 2015, the Company designated a series of Preferred A Stock.  The holders of the preferred A stock shall not be entitled to receive dividends paid on the Company’s common stock.  The holders of the preferred A stock shall not be entitled to any liquidation preferences.  The shares of the preferred A stock have no conversion rights.  Following the third anniversary of the original issuance of the preferred A stock, the Company shall have the option to redeem any and all outstanding shares of the preferred A stock by paying the holders a redemption price of $100 per share.

On May 22, 2015, the Company issued 1,000 shares of its preferred A stock to its President in payment of services received valued at $180,000.

NOTE 4                                     GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  The Company is in the development stage and has had no revenues since inception.  Since inception, it has incurred significant losses to date, and as of June 30, 2015, has an accumulated deficit of approximately $11,300,000.  The Company’s ability to continue its operations is uncertain and is dependent upon its ability to implement a business plan sufficient to generate a positive cash flow and/or raise capital to fund its operations.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations in the normal course of business.

NOTE 5               SUBSEQUENT EVENTS

None

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$313.25
Accounting fees and expenses	$8,5000.00
Legal fees and expenses	$18,000.00
TOTAL	$26,813.25

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following list sets forth information regarding all unregistered securities sold by us since January 1, 20112 through the date of the prospectus that is a part of this registration statement (the "Prospectus").

On April 26, 2014, the Company approved an issuance of 100,865,016 shares to its President, CEO and sole board member George J. Powell, III, in connection with his employment agreement.

On September 22, 2014, the Company issued 400,000 shares of its common stock in consideration for $10,000 in cash.

On September 23, 2014, the Company issued 390,000 shares of its common stock in consideration for $10,000 in cash.

On March 6, 2015, the Company issued 1,000,000 shares of its common stock in consideration for $10,000 in cash.

On March 10, 2015, the Company issued 2,610,000 shares of its common stock in consideration for $25,000 in cash.

On March 31, 2015, the Company issued 400,000 shares of its common stock in consideration for $10,000 in cash.

During the 1st Quarter 2015, the Company issued a total of 6,904,760 shares of common stock in connection with the conversion of $50,000 of convertible notes payable to various third party investors.

On April 2, 2015, the Company entered into a subscription agreement with a 3rd party investor to purchase 100,000,000 shares of the company’s common stock for an aggregate purchase price of $1,000,000 in cash and in accordance with the following investment schedule: $250,000 on or about April 1, 2015, $250,000 on or about July 1, 2015, $250,000 on or about October 1, 2015, and $250,000 on or about January 1, 2016. The agreement further allows for the investor to purchase an additional 100,000,000 shares for an additional $1,000,000 in cash at the investor’s sole discretion and in accordance with the following investment schedule: $500,000 on or about July 1, 2016 and $500,000 on or about October 1, 2016. In the event the investor misses any of the aforementioned investment payments in accordance with the funding schedules, the investor will not be allowed to purchase any additional shares at the price of $.01 per share. However, the investor may elect to accelerate the purchase the investment shares ahead of the proposed schedule at his sole discretion.

To date, the investor has been issued 25,000,000 shares in consideration for his first $250,000 investment on April 2, 2015 and 25,000,000 shares in consideration for his second $250,000 investment on June 19, 2015.

On May 15, 2015, the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Court") entered an Order Granting Approval of Settlement Agreement and Stipulation (the "Order") in the matter titled JPM Capital Advisors, LLC ("JPM") v. J.D Hutt Corporation. The Order and the Stipulation for Settlement of Claims, dated May 13, 2013, between the Company and JPM (the "Stipulation"), provides for the full and final settlement of JPM’s $530,000 claim against the Company in connection with past due amounts in connection with consulting fees and a Convertible Promissory Note owed to JPM (the "Claim").

Pursuant to the terms of the Order and Stipulation, the Company is required to initially issue and deliver to JPM, in one or more tranches as necessary, shares of Common Stock sufficient to satisfy the Claim at a fifty percent (50%) discount to market and based on the market price during the preceding twenty (20) days and free of restrictive legend pursuant to Section 3(a)(10) of the Securities Act (the “Settlement shares”). Further, the Company issued to JPM on May 18, 2015 Five Million (5,000,000) shares of Common Stock free of restrictive legend pursuant to Section 3(a)(10) of the Securities Act as a settlement fee.

On May 22, 2015, the Company issued to its CEO, George J. Powell, III, 1000 shares of Series A Preferred Stock as Mr. Powell did nor receive any of his compensation due to him under his employment agreement dated April 26, 2014.

During the 2nd Quarter 2015, the Company issued a total of 5,755,680 shares of common stock in connection with the conversion of $103,500 of convertible notes payable to various 3rd party investors.

During the 2nd Quarter 2015, the Company issued a total of 28,610,000 shares of common stock in consideration for $285,000 in cash from various 3rd party investors.

ITEM 16.  EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Articles and Restated By-Laws	Filed herewith
5.1	Form of Attorney’s Opinion and Consent	Filed herewith
23.1	Consent of Independent Auditor	Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

c)	Include any additional or changed material information on the plan of distribution.

2)
That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laguna Niguel state of California, on July 31, 2015.

CODE GEEN APPAREL CORP.

By: /s/ George J. Powell, III
George J. Powell, III
Sole Director, Chief Executive Officer, Interim Chief Financial Officer, and Secretary

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following person in the capacities and on the date so indicated.

Signature /s/ George J. Powell, III	Title Sole Director, Chief Executive Officer, Interim Chief Financial Officer, and Secretary	Date July 31, 2015